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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended Stock Option Plan of musicmaker.com, Inc. of our report dated February 5, 1999 (except for Note 12, as to which the date is June 14, 1999), with respect to the consolidated financial statements of musicmaker.com, Inc., included in its Registration Statement (on Form S-1 No. 333-72685) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP



McLean, Virginia
January 28, 2000